Exhibit 99.1

CarbonMeta Technologies Announces Third Quarter Financial Guidance

Subsidiary Spin-Off, Carbon Conversion Group, Ramps Up Operations and Sales

Murfreesboro, TN – August 7, 2023 – CarbonMeta Technologies, Inc. (“CarbonMeta”, OTC PINK:COWI) today announced its 3rd quarter financial guidance, highlighted by revenues from Carbon Conversion Group, Inc., the planned spin-off company that CarbonMeta announced earlier this year.

The spin off company, Carbon Conversion Group, Inc. (CCG), is projected to realize revenues of at least $600,000 resulting from the sale of solar panels and EarthCrete® pavers that will be used for a solar power project in Colorado. These revenues stem from a purchase order, which was initially announced in May 2022, for the delivery of EarthCrete™ Cementless Concrete intended for utilization in solar panel projects for both commercial and residential purposes.

“We are very pleased that CCG has substantially begun growing revenues by scaling up operations for the delivery of solar panels,” said Bob Doherty, President and CEO of Carbon Conversion Group. “We look forward to CCG scaling up the unique technologies and patents that have been developed by CarbonMeta Technologies, including microwave catalysis for transforming waste plastics into valuable resources, and producing carbon negative EarthCrete.”

Carbon Conversion Group has been actively engaging with city and state officials to explore cooperative development opportunities for an innovative waste remediation facility in Tennessee. This facility would process landfilled designated plastic waste using cutting-edge technologies developed in cooperation with CarbonMeta Technologies, ultimately transforming the waste plastics into sustainable hydrogen gas and high-value carbon products. By forging these partnerships with local and regional authorities, Carbon Conversion Group is committed to addressing critical environmental challenges and contributing to a more sustainable future.

As announced earlier, CarbonMeta Technologies’ shareholders will receive 1 common share of Carbon Conversion Group stock for every 3,000 common shares of CarbonMeta Technologies common stock (OTC PINK:COWI) owned on the record date of June 23, 2023. The anticipated distribution date (“Distribution Date”) for the distribution of shares of Carbon Conversion Group to CarbonMeta Technologies’ shareholders will be in the third quarter of 2023 (Q3-2023). The two companies expect to maintain a strong commercial relationship, preserving a key value proposition for clients of both businesses.

About Carbon Conversion Group, Inc.

Carbon Conversion Group, headquartered in Murfreesboro, Tennessee., is dedicated to revolutionizing the recycling and construction industries by developing and scaling up cutting-edge technologies and solutions that address critical environmental challenges. Our focus lies in upcycling landfilled designated plastic waste, producing sustainable hydrogen gas, high-value carbon products, and exploring other sustainable products.

For more information about Carbon Conversion Group, please visit www.CarbonConversionGroup.com

About CarbonMeta Technologies Inc.

CarbonMeta Technologies (OTC PINK:COWI), headquartered in Woodinville, Wash., is a research and development company that is developing technologies related to remediation of organic wastes that can generate economically sustainable hydrogen, high-value carbon, and construction industry products.

For more information about CarbonMeta Technologies, please visit www.CarbonMetaTech.com.

Forward-Looking Statement

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The ability of the Company to complete and file its Fiscal Year 2016 annual report on Form 10K relies on third parties to complete their activities. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with smaller reporting companies, including without limitation, other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

CONTACT INFORMATION

Mark Duiker

CarbonMeta Technologies Investor Relations

(206) 900-9088

Investor@CarbonMetaTech.com